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TABLE OF CONTENTS

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Samsonite Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[SAMSONITE LOGO]

SAMSONITE CORPORATION

NOTICE OF

2002

ANNUAL MEETING

AND

PROXY STATEMENT

YOUR VOTE IS IMPORTANT!

PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR
PROXY IN THE ENCLOSED ENVELOPE.

SAMSONITE CORPORATION
11200 East Forty-Fifth Avenue
Denver, Colorado 80239

SAMSONITE CORPORATION

May 10, 2002

Dear Samsonite Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 A.M. Mountain Time at the Hilton Garden Inn—Denver Airport, 16475 East 40th Circle, Aurora, Colorado on June 18, 2002. Information about the meeting, the nominees for election as directors of the Company and the other proposals to be considered at such meeting are presented in the Notice of Annual Meeting and the Proxy Statement on the following pages.

        In addition to the formal items of business to be brought before the meeting, there will be a report on our Company's operations during fiscal year 2002, which ended January 31, 2002. This will be followed by a question and answer period.

        Your participation in the Company's affairs is important, regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the meeting, please sign, date and return the enclosed proxy card promptly.

        We look forward to seeing you on June 18, 2002.

Sincerely,
Luc Van Nevel President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

May 10, 2002

The Annual Meeting of Stockholders of Samsonite Corporation will be held in the Hilton Garden Inn—Denver Airport, 16475 East 40th Circle, Aurora, Colorado on June 18, 2002, at 10:00 A.M. local time for the following purposes:

  1.
  To elect three Class I directors for a term of three years and until their successors are elected and qualified;

  2.
  To approve and ratify the appointment of KPMG LLP as independent auditors for fiscal 2003; and

  3.
  To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on May 3, 2002 are entitled to receive notice of, and to vote at, the meeting. A list of stockholders entitled to vote will be kept at the office of Corporate Secretary, Samsonite Corporation, 11200 East 45th Avenue, Denver, Colorado 80239, for a period of ten days prior to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Richard H. Wiley Secretary

Samsonite Corporation
11200 East 45th Avenue
Denver, Colorado 80239
May 10, 2002

TABLE OF CONTENTS

GENERAL INFORMATION
VOTING OF PROXIES
ATTENDANCE AT ANNUAL MEETING
SHAREHOLDER PROPOSALS
PROPOSAL 1.	Election of Directors
Directors' Meetings and Compensation
Certain Committees of the Board
Compliance with Exchange Act Requirements
PROPOSAL 2.	Approval and Ratification of Appointment of Independent Auditors
DIRECTORS
EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Samsonite Corporation ("Samsonite" or the "Company") of proxies to be voted at the Annual Meeting of the Company's stockholders on June 18, 2002 or any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002 are being mailed to stockholders on or about May 10, 2002. Business at the Annual Meeting will be conducted in accordance with the procedures determined by the presiding officer and generally will be limited to matters properly brought before the meeting by or at the suggestion of the Board of Directors or by a stockholder pursuant to provisions of the Company's By-laws that require advance notice and disclosure of relevant information.

        The number of voting securities of the Company outstanding on May 3, 2002, the record date for the meeting, was 19,865,573 shares of common stock, par value $.01 per share ("Common Stock"), each share being entitled to cast one vote. Unless otherwise indicated, information presented herein is as of April 30, 2002.

VOTING OF PROXIES

        Since many of the Company's stockholders are unable to attend the Company's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card and sign, date and return the card in the enclosed envelope.

        By completing and returning the accompanying proxy card, the stockholder authorizes Douglas W. Sundby and Richard H. Wiley, as designated on the face of the proxy card, to vote all shares for the stockholder. All returned proxy cards that are properly executed will be voted as the stockholder directs. If no direction is given, the executed proxy cards will be voted FOR Proposals 1 and 2 described in this Proxy Statement. The named proxies will also vote executed proxy cards in their discretion on any other matter that may properly come before the meeting. A proxy card may be revoked by a stockholder at any time before it is voted at the Annual Meeting by giving notice of revocation to the Company in writing, by execution of a later dated proxy card, or by attending and voting at the Annual Meeting.

        The holders of all outstanding shares of Common Stock are entitled to vote in person or by proxy on all matters that may come before the meeting. The holders of shares entitled to cast not less than a majority of the votes must be present in person or represented by proxy at the meeting in order to constitute a quorum for the transaction of business; all shares present in person or represented by proxy are counted for quorum purposes.

        Directors are elected by a plurality of the votes of the shares present or represented at the meeting and entitled to vote. Under applicable Delaware law, in tabulating the vote for the election of directors, broker non-votes, if any, and directions to withhold will be disregarded and will have no affect on the outcome of the vote.

        The vote required with respect to each of the other matters to be presented at the Annual Meeting, as well as the effect of abstentions and broker non-votes, is set forth in connection with the description of each such matter set forth herein.

ATTENDANCE AT ANNUAL MEETING

        To ensure the availability of adequate space for the Company's stockholders wishing to attend the meeting, priority seating will be given to stockholders of record, beneficial owners of the Company's stock having evidence of such ownership, or their authorized representatives, and invited guests of management. In addition, a stockholder may bring a guest. Those unable to attend may request from the Secretary a copy of the report of the proceedings of the meeting.

SHAREHOLDER PROPOSALS

        Other than the matters to be presented by the Company as set forth in the Notice of Annual Meeting, the Company knows of no other matters that properly may be presented at the meeting. Proposals and suggestions received from stockholders are given careful consideration. Pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2003 Annual Meeting, which is currently expected to be in June of 2003, if they are received by January 10, 2003. In order to be "timely" pursuant to Rule 14a-4(c) under the Exchange Act, a shareholder who intends to present a proposal at the Company's 2003 Annual Meeting, other than pursuant to Rule 14a-8, must provide the Company notice of the proposal no later than April 18, 2003.

PROPOSAL 1. Election of Directors

        The Board of Directors is classified into three classes serving staggered three-year terms. The terms of three directors expire at the 2002 Annual Meeting.

        Each nominee will be elected to serve a term of three years expiring at the 2005 annual meeting (Class I), until a successor is elected and qualified.

        On July 13, 1999, Apollo Investment Fund, L. P. ("Apollo") and Artemis America Partnership ("Artemis"), the two largest stockholders of the Company (see page 22, "Security Ownership of Certain Beneficial Owners and Management"), along with the Company, entered into a Stockholders Agreement. With respect to the voting for directors, the Stockholders Agreement requires that the shares owned by Apollo and Artemis be voted to elect to the Board of Directors (i) the Chief Executive Officer of the Company, (ii) three individuals designated by Apollo, (iii) up to two individuals designated by Artemis, and (iv) four independent directors not affiliated with Apollo or Artemis. Furthermore, the Stockholders Agreement requires Apollo and Artemis to limit their combined discretionary voting power to 34% of the total voting shares outstanding, with the balance of the shares they own to be voted pro-rata with the Company's other stockholders. Of the individuals nominated below to stand for election to the Board of Directors, Marc Rowan is a designee of Apollo and Robert L. Rosen and Stephen J. Solarz are independent nominees. Shareholders should anticipate that the shares of Apollo and Artemis will be voted in accordance with the Stockholders Agreement.

        Information concerning the nominees for election as directors is presented below. Each nominee has consented to serve as a director if elected. Should any nominee become unable to accept nomination or election, it is intended that the enclosed proxy card will be voted for the election of a substitute nominee designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

        The ages of directors listed below are as of April 30, 2002.

  The Board of Directors recommends a vote FOR each of the nominees listed below.

        Robert L. Rosen. Age 55.    Mr. Rosen has been a director of the Company since 1993. Mr. Rosen is Chief Executive Officer of RLR Partners, LLC, a private investment partnership founded in April 1987.

Mr. Rosen is Vice Chairman of the Board of National Financial Partners, Inc., a private financial services distribution firm.

        Marc J. Rowan. Age 39.    Mr. Rowan has been a director of the Company since 1993. Mr. Rowan is one of the founding principals of Apollo Advisors, L.P. Mr. Rowan is also a director of AMC Entertainment, Inc., Vail Resorts, Inc. and Wyndnam International, Inc. Mr. Rowan is also a founding member and serves on the executive committee of the Youth Renewal Fund and is a member of the board of directors of National Jewish Outreach Program and the Undergraduate Executive Board of The Wharton School.

        Stephen J. Solarz. Age 61.    Mr. Solarz has been a director of the Company since 1993. Mr. Solarz was elected, in 1974, to the House of Representatives from Brooklyn's 13th Congressional District and was re-elected eight times. In the House he served on four committees: Foreign Affairs, Merchant Marine and Fisheries, Intelligence, and the Joint Economic Committee. Mr. Solarz ranked second in seniority on the House Foreign Affairs Committee, where he chaired the Subcommittee on Asian and Pacific Affairs. Since his departure from the House in 1993, Mr. Solarz has been: Senior Counselor at APCO Associates, an international public affairs firm; President of Solarz Associates, a global consulting firm; Chairman of the Central Asian American Enterprise Fund; Vice Chairman of the International Crisis Group; a Distinguished Fellow at the Carnegie Endowment for International Peace; Professor of International Affairs at George Washington University; a Member of the Board of Directors of the National Endowment for Democracy and National Democratic Institute; and a member of the Council on Foreign Relations and the International Rescue Committee. Mr. Solarz is a director of First Philippine Fund and the Global Santa Fe Corporation.

Directors' Meetings and Compensation

        During the Company's fiscal year 2002 (the year ended January 31, 2002), the Board of Directors met five times. Each director attended 80% or more of the meetings of the Board of Directors, and the total number of meetings held by any committee of the Board upon which such director served, except for Mr. Solarz, who attended three of the Board meetings, Mr. Rowan who attended one of the Board meetings and Mr. Black who attended none of the Board meetings.

        Each member of the Board of Directors of the Company, other than a director employed by the Company, is entitled to receive a fee of $25,000 per annum for serving on the Board of Directors. In 1996, the Company adopted the 1996 Directors' Stock Plan whereby Board members may elect to receive their fees in the Company's Common Stock rather than cash. During fiscal 2002, based on the elections of the directors, approximately 68% of the aggregate directors fees were paid solely in Company shares. In addition, directors are reimbursed for all reasonable travel and other expenses of attending meetings of the Board or a committee thereof.

Certain Committees of the Board

        The Board of Directors has standing Audit, Executive, Compensation and Corporate Governance Committees. The Board of Directors does not have a standing Nominating Committee.

        Audit.    During the period February 1, 2002 through June 18, 2002, the members of the Audit Committee were Bernard Attal, Mark H. Rachesky and Marc J. Rowan. Effective June 19, 2002 Stephen J. Solarz and Johan Tack replaced Bernard Attal and Marc Rowan as Audit Committee members. The Audit Committee met five times during fiscal 2002.

        The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized (i) to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, (ii) to review the plan, scope and results of the annual audit, the independent auditors' letter of comments and management's response thereto and the scope of any non-audit services that may be performed by the independent auditors, (iii) to review the Company's policies and procedures with respect to internal accounting and financial controls and (iv) to review any changes in accounting policy.

        The Audit Committee report begins on page 7.

        Executive.    During fiscal year 2002, the members of the Executive Committee were Bernard Attal, Robert H. Falk, Marc J. Rowan and Luc Van Nevel. The Executive Committee acted by unanimous written consent three times during fiscal 2002.

        The Executive Committee has the authority to act on behalf of the Board of Directors on most matters.

        Compensation.    The members of the Compensation Committee during fiscal 2002 were Bernard Attal, Robert H. Falk and Marc J. Rowan. The Compensation Committee acted by unanimous consent two times during fiscal 2002.

        The Compensation Committee is authorized and directed to review and approve the compensation and benefits of the executive officers, to review and approve the annual salary plans, to review management organization and development, to review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, to administer any stock option plans that may be adopted and the granting of options under such plans, and to review and recommend for the approval of the Board the compensation of directors.

        The Compensation Committee Report begins on page 8.

        Corporate Governance.    During fiscal 2002, the members of the Corporate Governance Committee were Bernard Attal, Robert H. Falk and Robert L. Rosen. The Corporate Governance Committee met one time during fiscal 2002.

        The purpose of the Corporate Governance Committee is to help the Company implement the corporate therapeutic measures which the Company agreed to undertake as part of the settlement of the litigation described in Note 15 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended January 31, 2001, and to generally oversee all corporate governance functions for the Company.

Compliance with Exchange Act Requirements

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("principal stockholders") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and principal stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, for fiscal 2002, all section 16(a) requirements applicable to officers, directors and principal stockholders were complied with except for the initial statement of beneficial ownership for Mr. Tack which was due in connection with the election of Mr. Tack to the Company's Board of Directors on June 18, 2002. The information was filed late due to an administrative oversight.

PROPOSAL 2. Approval and Ratification of Appointment of Independent Auditors

        The Board of Directors desires to obtain from the Company's stockholders an indication of their approval or disapproval of the Board's action in appointing KPMG LLP as independent auditors of the Company and its subsidiaries for the Company's fiscal year 2003 (year ending January 31, 2003).

        The Board of Directors reviewed the performance of KPMG LLP in prior years as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. Based on such review, the Board of Directors approved the appointment of KPMG LLP as independent auditors.

        Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make such statements as they may desire. They will also be available to respond to any questions from stockholders.

Audit Fees

        Audit fees billed to the Company by KPMG LLP during the Company's 2002 fiscal year for the audit of the Company's annual financial statements and for review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q totaled approximately $969,000. The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended January 31, 2002. Fees billed to the Company by KPMG LLP during the Company's fiscal year ended January 31, 2002 for all other non-audit services rendered to the Company, including tax related services, totaled approximately $222,000.

        The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote with respect to Proposal 2 is required for its approval. In tabulating the vote for Proposal 2, abstentions will have the same effect as a negative vote and broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote. The Board of Directors recommends a vote FOR the following resolution, which will be proposed at the meeting:

    "RESOLVED, that the appointment, by the Board of Directors of the Company, of KPMG LLP as independent auditors of the Company and its subsidiary companies, for the fiscal year 2003, be and hereby is approved and ratified."

        In the event the resolution is defeated, the adverse vote will be considered a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty and cost of making any substitution of auditors, it is contemplated that the appointment for the fiscal year 2003 will be permitted to stand unless the Board finds other good reasons for such a change.

DIRECTORS

        Information regarding the three persons who are nominated for election is provided under PROPOSAL 1 included elsewhere herein. The following directors are serving terms expiring in future years and are not up for election at the 2002 Annual Meeting. The terms of directors Robert H. Falk, Mark H. Rachesky, M.D. and Emmanuel Cueff expire in 2003. The terms of Bernard Attal, Leon D. Black, Luc Van Nevel and Johan Tack expire in 2004.

        Bernard Attal. Age 38.    Mr. Attal has been a director of the Company since March 1996. Mr. Attal is the Managing Member of Heights Enterprises LLC, which acts as a financial advisor and a representative for certain European institutional investors with respect to their investments in the United States. From 1992 to 1995, Mr. Attal was a Vice President at Credit Lyonnais Securities. Prior to 1992, Mr. Attal was Chief Financial Officer of Altus Patrimoine & Gestion, a money management firm. Mr. Attal is a director of New California Life Holdings, Inc., the Florsheim Group, Inc, and Aurora National Life Insurance.

        Leon D. Black. Age 50.    Mr. Black has been a director of the Company since 1993. Mr. Black is one of the founding principals of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of the Apollo Funds and of Apollo Real Estate Advisors, L.P., which serves as managing general partner of the Apollo Real Estate Investment Funds, private real estate oriented investment funds. Mr. Black is also a director of AMC Entertainment, Inc., Allied Waste Industries, Inc., Wyndham International, Inc., Vail Resorts, Inc., Sequa Industries, Inc., and United Rentals Industries, Inc.

        Emmanuel Cueff. Age 47.    Mr. Cueff has been a director of the Company since February 2000. Mr. Cueff has been General Secretary of Artemis S.A., since June 1994 and director of Artemis S.A. since February 28, 2002. Artemis S.A. is the parent company of the French retailing company, Pinault Printemp Redoute. Mr. Cueff is also a director of various subsidiaries of Artemis S.A., including Bouygues Constructions. Mr. Cueff is also Chairman of EPS, manager of Le Point Development, Chief Executive Officer of Arok International, Director of Le Stade Rennais Football Club, the AgeFi Group and Yves Saint Laurent Haute Couture. Prior to joining Artemis S.A., Mr. Cueff was in charge of budget and development at Indosuez Bank from 1987 through 1994.

        Robert H. Falk. Age 63.    Mr. Falk has been a director of the Company since 1993. Mr. Falk has been an officer since April 1992 of Apollo Capital Management, Inc. and Lion Capital Management, Inc., which respectively act as general partners of Apollo Advisors, L.P. and Lion Advisors, L.P. Mr. Falk is a limited partner of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner for Apollo Investment Fund, L.P., AIF II, L.P., Apollo Investment Fund III, L.P., and Apollo Investment Fund IV, L.P. (the "Apollo Funds"), private securities investment funds, and a limited partner of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Prior to 1992, Mr. Falk was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Falk is a director of Converse, Inc. and the Florsheim Group, Inc.

        Mark H. Rachesky, M.D. Age 43.    Dr. Rachesky has been a director of the Company since 1993. Dr. Rachesky is the founder of various investment funds which invest in distressed securities, including MHR Capital Partners LP and MHR Institutional Partners LP. He is the principal owner and President of the general partners and investment manager of such investment funds. From February 1, 1990 through June 11, 1996, Dr. Rachesky was employed by Icahn Holding Corporation, where he served as the sole Managing Director the last three years, and in such capacity, acted as Carl C. Icahn's chief investment advisor. From June 1987 to January 1990, Dr. Rachesky was employed by an affiliate of the Robert M. Bass Group, where he was involved in financing and investment activity. Dr. Rachesky is a director of Neose Technologies, Inc. and Keryx Biopharmaceuticals, Inc.

        Johan Tack. Age 50.    Mr. Tack was Managing Director of Fortis Bank N.V. headquartered in Brussels, Belgium, from 1998 until November 2000. From 1994 to 1998, Mr. Tack was Managing Director of Generale Bank N.V., the predecessor entity to Fortis Bank N.V. Prior to 1994, Mr Tack held various management positions with Generale Bank N.V. Mr. Tack is also a director of City Hotels, Brains in Motion and Catey Asset Management and Vice Chairman of the Board of Quest for Growth.

        Luc Van Nevel. Age 55.    Mr. Van Nevel was elected as President of the Company in February 1998 and became Chief Executive Officer and a Director in May 1998. Prior to that time, Mr. Van Nevel held various positions including Chief Operating Officer (since September 1997) and President of Samsonite Europe N.V. (since 1989). Since 1984, he has held the additional position of Managing Director of Samsonite Europe N.V. He joined Samsonite Europe N.V. in 1975 as Manager, Financial Planning and progressed to the position of Controller before being promoted to President of Samsonite Europe in 1989. Mr. Van Nevel worked in audit positions with Touche Ross & Co. in Europe for five years before joining Samsonite.

EXECUTIVE OFFICERS

        Executive officers of the Company are elected by and serve at the discretion of the Board of Directors. Set forth below is certain information regarding each named executive officer as of April 30, 2002, except for Mr. Van Nevel whose biography appears above.

        Thomas R. Sandler. Age 55.    Mr. Sandler was appointed President of the Americas division of Samsonite effective March 1998. Prior to that Mr. Sandler was the Chief Financial Officer and Treasurer of Samsonite since May 1, 1995. Prior to joining Samsonite, Mr. Sandler was the managing partner of the Denver office of BDO Seidman, an international public accounting firm, since July 1, 1994. Prior to joining BDO Seidman, Mr. Sandler was an audit and consulting partner in the international public accounting firm of KPMG LLP, specializing in corporate restructurings.

        Richard H. Wiley. Age 45.    Mr. Wiley has been Chief Financial Officer, Treasurer and Secretary of Samsonite since March 1998. Prior to that Mr. Wiley was Chief Financial Officer of the Americas division of Samsonite and Assistant Treasurer since May 15, 1995. Prior to joining Samsonite, Mr. Wiley was an audit and consulting senior manager with BDO Seidman, an international public accounting firm, since July 1994. Prior to that, Mr. Wiley was with KPMG LLP since 1982, working in the audit and consulting areas.

        Karlheinz Tretter. Age 59.    Mr. Tretter has been Managing Director of Samsonite Europe N.V. since May 1994 and President of Samsonite Asia since February 1998. Mr. Tretter was President of Samsonite Europe N.V. from October 1997 to November 2000. Prior to that Mr. Tretter was Vice President of Samsonite Europe N.V. since May 1994. From 1990 until 1994, Mr. Tretter has served as Vice President of Marketing and/or Sales for Samsonite Europe.

        Giuseppe Fremder. Age 49.    Mr. Fremder was appointed President of Samsonite SpA, Samsonite's Italian subsidiary, in October 1997. In addition, Mr. Fremder has served as Managing Director of Samsonite SpA and its predecessor, Samsonite Italy Srl., since it was founded in 1984. In 2000, Mr. Fremder was appointed President of Samsonite black label, the world-wide fashion division of Samsonite Corporation.

        Marc Matton. Age 53.    Mr. Matton was appointed President and Managing Director of Samsonite Europe in November 2000. Prior to that, Mr. Matton was Vice President Marketing and Sales at Samsonite Europe N.V. since 1995 and additionally, General Manager Softside Division beginning in 1998. From 1991 until 1995, Mr. Matton served as Sales Director for Samsonite Europe.

        L. C. Ross. Age 55.    Mr. Ross was appointed Vice President—Legal, General Counsel and Assistant Secretary of the Company in October 2000. Prior to that, from October 1997 until joining Samsonite, Mr. Ross represented private clients in transactions such as mergers, acquisitions, joint ventures and major contracts. From October 1980 to October 1997, Mr. Ross was Vice President, Secretary and General Counsel of Total Petroleum, Inc., the North American oil refining and marketing affiliate of TOTAL, a major oil company based in Paris, France. Prior to October 1980, Mr. Ross served as Vice President, General Counsel and Secretary of Vickers Petroleum Corporation in Wichita, Kansas. Mr. Ross has practiced corporate law since 1974 and is admitted to practice in the state and federal courts in Colorado.

REPORT OF THE AUDIT COMMITTEE

        The Corporate Governance Committee has assumed responsibility for determining whether all members of the Audit Committee are "independent", as defined by NASDAQ Marketplace Rule 4200(a)(14) and meet the requirements of NASDAQ Marketplace Rule 4350(d)(2). The Company is in compliance with the NASDAQ rule requiring an entirely independent Audit Committee as of

April 30, 2002. Although the Company's common shares are no longer traded on Nasdaq, the Company has retained its independent Audit Committee.

        The Board of Directors has adopted a written charter setting out the audit related functions the Audit Committee is to perform, a copy of which was an attachment to last year's proxy statement.

        Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

        The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

        The Audit Committee has reviewed the Company's audited financial statements and met with both management and KPMG LLP, the Company's independent auditors, to discuss those financial statements prior to issuance. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The Audit Committee has received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee has determined that the provision of non-audit services rendered by KPMG LLP to the Company is compatible with maintaining the independence of KPMG LLP from the Company. The Audit Committee has also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Based on these reviews and discussions, we recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002.

By the Audit Committee of the Board of Directors
Mark H. Rachesky Stephen J. Solarz Johan Tack

EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph shall not be incorporated by reference into any such filing.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors of the Company reviews and approves the salaries and bonuses of the executive officers of the Company as well as all grants of options to purchase shares of Common Stock and other equity-based compensation awards.

  Objectives.

        The Compensation Committee's primary objectives are to retain the best qualified people and to insure that they are properly motivated to have the Company prosper over the long term. In furtherance of the foregoing, the Compensation Committee, in establishing the components and levels of compensation for its executive officers, seeks (i) to enable the Company to attract and retain highly qualified executives and (ii) to provide financial incentives in the form of cash bonuses and equity compensation in order to align the interests of executive officers more closely with those of the stockholders of the Company and to motivate such executives to increase stockholder value by improving corporate performance and profitability.

  Employment Agreements.

        The Company has entered into employment agreements with certain of its executive officers, including certain of the named executive officers listed in the Summary Compensation Table on page 11. The Compensation Committee has considered the advisability of using employment agreements and has determined that the use of employment agreements is in the best interest of the Company because it facilitates (consistent with the Compensation Committee's overall objectives) the Company's ability to attract and retain the services of the most highly qualified executive officers. Each such employment agreement separately reflects the terms that the Compensation Committee felt were appropriate and/or necessary to retain the services of the particular executive.

  Components of Executive Compensation.

        There are two components of the Company's executive compensation program:

  •
  Cash compensation.

  •
  Equity compensation.

  Cash Compensation.

        Cash compensation is comprised of base salary and annual cash incentive bonuses. Since, as noted above, certain of the named executive officers of the Company were party to employment agreements with the Company effective during the past fiscal year, their respective cash compensation levels were subject to the provisions of such employment agreements. The Compensation Committee subjectively arrived at appropriate base salary compensation levels in the process of negotiating such agreements.

        The Company offers each of its executive officers an opportunity to earn additional cash compensation in the form of annual bonuses that are awarded if the Company attains specified performance goals or if the officer satisfactorily completes certain annual projects approved by the Compensation Committee. The Compensation Committee believes that making a significant portion of executive officer compensation subject to the Company attaining specified performance goals or the successful completion of specified projects motivates the executive officers to increase their individual efforts on behalf of the Company. The Compensation Committee also believes that it is appropriate that the Company's executive officers receive lower compensation when the Company does not attain its specified performance goals and higher compensation when the Company attains such goals.

        Annual bonus amounts for the named executive officers were determined pursuant to terms provided in their respective employment agreements and, as noted above, were conditioned on the Company's attainment of specified performance goals and/or the officer's satisfactory completion of certain annual projects approved by the Compensation Committee.

  Equity Compensation.

        Equity compensation is comprised of stock options, restricted stock awards, and stock bonus awards. Stock option grants reflect the Compensation Committee's desire to provide a meaningful equity incentive for the executive to have the Company prosper over the long term. The Compensation Committee expects options to continue as a significant component of the executive compensation arrangements of the Company in the future. At January 31, 2002, options to purchase 925,304 shares were held by certain executive officers of the Company, as described elsewhere herein. At January 31, 2002, options to purchase 2,170,010 shares by executives and other employees were outstanding.

  Chief Executive Officer Compensation

        In fiscal 2002, the compensation of Mr. Van Nevel was determined pursuant to the Van Nevel Agreement described in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

By the Compensation Committee of the Board of Directors
Bernard Attal Robert H. Falk Marc J. Rowan

Summary Compensation Table

        The following table sets forth the compensation paid or awarded to the Chief Executive Officer ("CEO") of the Company and the other four most highly compensated executive officers of the Company at the end of the fiscal year (collectively, the "Named Executives") for services rendered in all capacities for the last three fiscal years.

	Annual Compensation					Long-Term Compensation Awards
Other Annual Compensation ($)
Name/Principal Position	Year(a)	Salary ($)	Bonus ($)			Securities Underlying Options/SARs(#)	All Other Compensation ($)(f)
Luc Van Nevel(b) President, Director and Chief Executive Officer	2002 2001 2000	525,000 382,041 407,947	— 399,150 430,000	— 50,000 50,000	(e) (e)	— 20,000 200,000	68,255 78,645 167,763
Thomas R. Sandler President, Samsonite—the Americas	2002 2001 2000	350,000 325,000 325,000	— 148,225 170,000	— — —		— 10,000 125,000	13,635 11,452 43,037
Karlheinz Tretter(c) Managing Director, Samsonite Europe, N.V. and President, Samsonite Asia	2002 2001 2000	326,310 278,539 320,557	— 215,725 170,000	— — —		— 10,000 125,000	32,667 27,746 62,403
Richard H. Wiley Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	300,000 275,000 243,750	— 116,463 120,000	— — —		10,000 130,000	15,889 13,657 15,101
Giuseppe Fremder(d) President and Managing Director Samsonite SpA	2002 2001 2000	189,302 182,134 209,684	— 86,082 96,455	— — —		— 6,000 6,000	— — —

(a)
Fiscal year ending January 31.

(b)
A portion of Mr. Van Nevel's cash compensation was paid in Belgian francs during fiscal 2001 and 2000. His salary, bonuses, and all other compensation amounts, to the extent denominated in Belgian francs ("BF"), have been translated to U.S. dollars at rates of BF43.74 and BF37.90 to the U.S. dollar for the years ended January 31, 2001 and 2000, respectively.

(c)
During fiscal 2002, Mr. Tretter's base salary was 365,000 euros. In fiscal 2001 and 2000, Mr. Tretter's base salary was paid in various European currencies equivalent to 300,147 euros. During fiscal 2002, 2001 and 2000, his salary and other compensation amounts, to the extent denominated in euros, have been translated to U.S. dollars at the rate of 0.894, 0.928 and 1.068 euros to the U.S. dollar, respectively.

(d)
In fiscal 2002, Mr. Fremder's base salary was paid in euros and has been translated to U.S. dollars at a rate of 0.894 euros to the U.S. dollar. In fiscal 2001 and 2000, Mr. Fremder's base salary and bonus were paid in Italian lira and have been translated to U.S. dollars at rates of 2,092.36 and 1,812.26 lira to the U.S. dollar, respectively.

(e)
Consists of amounts paid to Mr. Van Nevel to cover the cost of maintaining a second residence in Denver, Colorado.

(f)
Represents the following amounts paid by the Company for the benefit of each of the Named Executives:

Name	Year(i)	Company contribution to 401(k) Plan	Life insurance and medical insurance premium
Mr. Van Nevel(ii)	2002	$—	$—
Mr. Sandler	2002	5,163	8,472
Mr. Tretter(ii)	2002	—	—
Mr. Wiley	2002	5,163	10,726
Mr. Fremder	2002	—	—

(i)
Fiscal year ending January 31.

(ii)
Mr. Van Nevel and Mr. Tretter participate in an employee benefit arrangement available to employees of the Company located in Belgium and Germany, respectively, which combines retirement and life insurance benefits based on salary. An amount is contributed by the Company on behalf of such employees in order to purchase insurance contracts that contain both a life insurance and retirement pension provision. In fiscal 2002, $68,255 and $32,667 was contributed on behalf of Mr. Van Nevel and Mr. Tretter, respectively.

        There were no grants of stock options during fiscal 2002 to the Named Executives.

        The following table discloses, for the Named Executives, information regarding stock options that were held at January 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized $	Number of Securities Underlying Options/SARs at Fiscal Year-End (#) Exercisable / Unexercisable	Value of Unexercised in-the-money Options/SARs at Fiscal Year End ($) Exercisable/Unexercisable(a)
Mr. Van Nevel	—		190,619 / 168,000	— / —
Mr. Sandler	—	—	140,346 / 102,750	— / —
Mr. Tretter	—	—	96,689 / 102,750	— / —
Mr. Wiley	—	—	69,601 / 105,897	— / —
Mr. Fremder	—	—	23,756 / 13,439	— / —

(a)
Total value of options based on fair market value of common stock of $0.95 as of January 31, 2002. There were no awards under long-term incentive plans other than stock options to any Named Executives in fiscal 2002.

Pension Plan Table

        The U.S. executives are participants in the Samsonite Employee Retirement Income Plan (the "Samsonite Pension Plan") and certain of the executives participate in the Supplementary Executive Retirement Plan (the "SERP"). The Samsonite Pension Plan is a qualified defined benefit plan which provides benefits to the participants retiring at normal retirement age calculated based on years of service and average compensation (as defined by the pension plan), net of offsets for Social Security benefits. The SERP, which is a nonqualified unfunded plan, was adopted on December 1, 1995 and provides to eligible executives retirement benefits on compensation and benefits in excess of Internal Revenue Code maximums for qualified plans.

        The following table shows the estimated hypothetical annual benefits payable pursuant to the Samsonite Pension Plan and the SERP to persons retiring at their normal retirement age in specified eligible compensation and years of service classifications.

	Years of Service
Remuneration
	15	20	25	30	35
$125,000	$23,648	$31,531	$39,414	$47,297	$55,677
150,000	29,273	39,031	48,789	58,547	68,802
175,000	34,898	46,531	58,164	69,797	81,927
200,000	40,523	54,031	67,539	81,047	95,052
225,000	46,148	61,531	76,914	92,297	108,177
250,000	51,773	69,031	86,289	103,547	121,302
300,000	63,023	84,031	105,039	126,047	147,552
400,000	74,273	99,031	123,789	148,547	173,802
450,000	74,273	99,031	123,789	148,547	173,802
500,000	74,273	99,031	123,789	148,547	173,802
550,000	74,273	99,031	123,789	148,547	173,802
600,000	74,273	99,031	123,789	148,547	173,802

        Compensation covered by the above Plans is total cash compensation paid, including any amount contributed under a Section 401(k) plan. The benefits shown above are payable on a life annuity basis and are not subject to any offset amounts.

        Mr. Sandler and Mr. Wiley have each accrued 6 years of service credit under the Samsonite Pension Plan and the SERP.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Luc Van Nevel.    The Company entered into an Executive Management Agreement, effective February 1, 2002 (the "Van Nevel Agreement") with Mr. Van Nevel for successive one-year periods ending on January 31, 2003 and each year thereafter, provided that the agreement shall automatically terminate on February 1, 2007 without notice or further action by Mr. Van Nevel or the Company. Under the Van Nevel Agreement, Mr. Van Nevel is obligated to devote full time to the affairs of the Company, except to the extent that he is required to provide services to Samsonite Europe N.V. ("Samsonite Europe") and its subsidiaries pursuant to the Consulting Agreement (described below). The Van Nevel Agreement provides for an annual base salary of $325,000. The Van Nevel Agreement provides that the Board may increase the base salary payable to Mr. Van Nevel. Mr. Van Nevel is entitled to receive an incentive bonus of up to $787,500 if the Company attains certain annual performance goals and Mr. Van Nevel completes certain annual projects prescribed by the Board. The Van Nevel Agreement provides that upon termination by the Company without Cause or by Mr. Van Nevel for Good Reason (each as defined in the Van Nevel Agreement), the Company is required to pay Mr. Van Nevel severance compensation of $500,000. In the event of termination, the incentive bonus is eligible to be paid if Mr. Van Nevel is employed through the end of the fiscal year in which the prescribed performance goals and annual projects were to be achieved. The Van Nevel Agreement provides that during Mr. Van Nevel's employment with the Company and for a period of one year thereafter (unless such employment is terminated by the Company without Cause or by the Executive with Good Reason), he shall not engage in any business activity that is in substantial competition with any of the businesses engaged in by the Company in any of the geographic areas in which business is conducted by the Company during the twelve months preceding the termination of employment.

        On February 1, 1998, Samsonite Europe entered into an Amended and Restated Consulting Agreement (the "Consulting Agreement") with Mr. Van Nevel, which amends and restates a consulting agreement effective January 1, 1990 and amended and restated as of January 1, 1992. Under the Consulting Agreement, Mr. Van Nevel is required to provide consulting services to Samsonite Europe and certain of its subsidiaries. The Consulting Agreement provides for an annual consulting fee of 223,104 euro ($191,512 U. S. dollars at January 31, 2002). The Consulting Agreement may be terminated by Samsonite Europe with prior written notice. The notice period is based on a formula which takes into consideration, among other things, Mr. Van Nevel's age and length of service at the time the notice is given. If Samsonite Europe fails to give the required notice, the Consulting Agreement provides for the payment of liquidated damages equal to the aggregate consulting fee to which Mr. Van Nevel would have been entitled had the notice period been fully observed. Under certain circumstances, the termination of the Van Nevel Agreement will be deemed to be a termination of the Consulting Agreement by Samsonite Europe.

        On July 15, 1998, pursuant to the terms of the FY 1999 Stock Option and Incentive Award Plan (the "1999 Plan"), Mr. Van Nevel was awarded options to purchase 40,000 shares of the Company's Common Stock at a price of $9.375 per share, the market price of the Common Stock at the date of the grant. The options, which were granted out of shares reserved for the 1995 Plan, have a ten year term. 20% of the options vest and become exercisable on the date of the grant and an additional 20% vest and become exercisable on the first, second, third, and fourth anniversaries of the date of grant. The options granted on July 15, 1998 vest and become exercisable upon a Change in Control, as defined in the option agreement. On March 24, 1999, Mr. Van Nevel was awarded options to purchase 40,000 shares of our common stock at a price of $5.00 per share, the market value at the date of grant. The options, which were granted out of shares reserved for our 1995 Plan, have a ten-year term. 20% of the options vest and become exercisable on April 30, 2000 and an additional 20% vest and become exercisable on each April 30, 2001, 2002, 2003, and 2004. Under this agreement, if a Change of Control Event (as defined in the agreement) occurs, and Mr. Van Nevel's employment with the Company is terminated within one year from the Change of Control for any reason other than cause, then all options granted under this or any prior option agreement, which pursuant to the terms of such options could vest at the time of a Change of Control termination, will automatically vest. On February 8, 2000, Mr. Van Nevel was awarded options to purchase 20,000 shares of our common stock at $5.75 per share, the market value at the date of the grant. The options, which were granted out of shares reserved for our 1995 Plan, have a ten-year term. 20% of the options vested and became exercisable on April 30, 2001 and an additional 20% vest and become exercisable on each April 30, 2002, 2003, 2004 and 2005. Under this agreement, if a Change of Control Event (as defined in the agreement) occurs, and Mr. Van Nevel's employment with the Company is terminated within one year from the Change of Control for any reason other than cause, then all options granted under this or any prior option agreement, which pursuant to the terms of such options could vest at the time of a Change of Control termination, will automatically vest.

        On November 12, 1999, pursuant to the 1995 Plan, Mr. Van Nevel was awarded options to purchase 160,000 shares of Common Stock at a price of $6.00 per share, the market value at the date of grant. The options have a ten-year term. Subject to meeting certain performance targets measured by the Company's Adjusted EBITDA (as defined by the option agreement) for the fiscal year ended on the January 31 immediately preceding each vesting date, 25% of the options vest and become exercisable on April 30, 2000 and an additional 25% become exercisable on each April 30, 2001, 2002 and 2003. Options that do not vest on a vesting date because the Company did not meet its performance target may vest on the next vesting date if the Company meets its performance target for the next succeeding year. Notwithstanding these vesting provisions, the Company is deemed to have attained the performance targets for each year after a Change of Control Event (as defined by the option agreement) occurs. Notwithstanding these vesting provisions, all options will vest on the ninth anniversary of the date of the grant if Mr. Van Nevel remains continuously employed by the Company through that date.

        Effective as of May 15, 1996, the Company entered into an agreement with Mr. Van Nevel (the "Van Nevel Share Bonus Agreement") that provides for a stock bonus of 38,889 shares of Common Stock (the "Bonus Shares"). The Bonus Shares vest and are payable if Mr. Van Nevel remains continually employed by the Company through the earlier of the third anniversary of the date of the Van Nevel Share Bonus Agreement and the first anniversary of a Change of Control Event (as defined in the Van Nevel Share Bonus Agreement); provided that if Mr. Van Nevel's employment is terminated prior to such date (i) by reason of death, (ii) by the Company other than for Cause or Disability, (each as defined in the Van Nevel Bonus Shares Agreement), or (iii) by Mr. Van Nevel for Good Reason (as defined in the Van Nevel Bonus Shares Agreement), then notwithstanding such termination of employment, such Bonus Shares shall be payable not later than 30 days following such termination. In connection with the completion of the 1998 recapitalization in fiscal 2000, the Van Nevel Share Bonus Agreement awarding the Bonus Shares was amended to permit the tender of the Bonus Shares to the Company. As a result, the Company purchased for $40.00 per share 20,026 of the Bonus Shares from Mr. Van Nevel, representing the same percentage of shares accepted in the 1998 recapitalization from other stockholders. The remainder of the Bonus Shares vested May 15, 1999.

        Karlheinz Tretter.    The Company has entered into an Overall Agreement with Mr. Tretter, effective as of February 1, 1998. Pursuant to the Overall Agreement, Mr. Tretter will serve in a management position with Samsonite GmbH and will provide services to various subsidiaries of Samsonite Europe. Beginning February 1, 2001, the Overall Agreement provides for an annual salary of 365,000 euros (the equivalent of U.S. $313,315 at January 1, 2002), which may be increased at the discretion of the Company. Mr. Tretter is also entitled to receive an incentive bonus in an amount up to 75% of annual base salary if the Company attains certain annual performance goals and Mr. Tretter completes certain annual projects prescribed by the Board. The Overall Agreement provides that if the Company terminates Mr. Tretter's employment without Cause, or if Mr. Tretter terminates his employment for Good Reason (each as defined in the Overall Agreement), then the Company will be required to pay Mr. Tretter the greater of (i) the amount of indemnity which might be due under German local law and (ii) the lesser of (a) $500,000 less sums paid to Mr. Tretter for the non-competition covenant described below and (b) the amount of base compensation due under the Overall Agreement from the date of termination to its expiration date. The Overall Agreement provides that while working for the Company and for a period of one year thereafter, Mr. Tretter will not become active for another company which competes with the Company in Germany or Member States of the European Union. The Overall Agreement expires on March 31, 2003.

        As envisioned by the Overall Agreement, Mr. Tretter and Samsonite GmbH entered into an Employment Agreement (the "German Employment Agreement"), effective as of February 1, 1998, pursuant to which Mr. Tretter serves as Managing Director of Samsonite GmbH. That agreement calls for an annual base salary of 146,000 euros, which is part of and not in addition to the base salary payable under the Overall Agreement. Mr. Tretter's German Employment Agreement expires on March 31, 2003.

        When the Overall Agreement and the German Employment Agreement expire on March 31, 2003, Mr. Tretter and Samsonite GmbH have entered into an agreement for Mr. Tretter to continue rendering services to Samsonite GmbH and its affiliates, as Samsonite GmbH may designate from time to time, for a period of two years running from April 1, 2003 to March 31, 2005. The annual compensation payable under this agreement is 125,000 euros.

        On October 29, 1996, Mr. Tretter was granted options (the "Tretter Option Agreement") under the Company's 1995 Plan to purchase 28,659 shares of the Company's common stock at a price of $10.00 per share (as adjusted for the 1998 recapitalization). The options have a six-year term. One third of the options vest and become exercisable beginning January 31, 1997 and an additional one-third vest and become exercisable on January 31, 1998 and January 31, 1999. Under the agreement, if a Change in Control Event (as defined in the agreement) occurs and Mr. Tretter is terminated for any reason other than for Cause (as defined in the agreement), all the options granted shall immediately vest and become exercisable. On July 15, 1998, pursuant to the terms of the 1999 Plan, Mr. Tretter was awarded options to purchase 20,000 shares of the Company's common stock at a price of $9.375 per share, the market value at the date of the grant. The options, which were granted out of shares reserved for the Company's 1995 Plan, have a ten year term. 20% of the options vest and became exercisable on the date of grant and an additional 20% vest and become exercisable on the first, second, third and fourth anniversaries of the date of grant. The options granted on July 15, 1998 vest and become fully exercisable upon a Change in Control, as defined in the option agreement. On March 24, 1999, pursuant to the 1999 Plan, Mr. Tretter was awarded options to purchase 20,000 shares of our common stock at a price of $5.00 per share, the market value at the date of grant. The options, which were granted out of shares reserved for our 1995 Plan, have a ten-year term. 20% of the options vest and become exercisable on April 30, 2000 and an additional 20% vest and become exercisable on each April 30, 2001, 2002, 2003, and 2004. Under this agreement, if a Change of Control Event (as defined in the agreement) occurs, and Mr. Tretter's employment with the Company is terminated within one year from the Change of Control for any reason other than cause, then all options granted under this or any prior option agreement, which could pursuant to the terms of such options could vest at the time of a Change of Control termination, will automatically vest. On February 8, 2000, Mr. Tretter was awarded options to purchase 10,000 shares of our common stock at a price of $5.75 per share, the market value at the date of grant. The options, which were granted out of shares reserved for our 1995 Plan, have a ten-year term. 20% of the options vest and became exercisable on April 30, 2001 and an additional 20% vest and become exercisable on each April 30, 2002, 2003, 2004 and 2005. Under this agreement, if a Change of Control Event (as defined in the agreement) occurs, and Mr. Tretter's employment with the Company is terminated within one year from the Change of Control for any reason other than cause, then all options granted under this or any prior option agreement, which could pursuant to the terms of such options could vest at the time of a Change of Control termination, will automatically vest.

        On November 12, 1999, pursuant to the 1995 Plan, Mr. Tretter was awarded options to purchase 105,000 shares of common stock at a price of $6.00 per share, the market value at the date of grant. The options have a ten-year term. Subject to meeting certain performance targets measured by the Company's Adjusted EBITDA (as defined by the option agreement) for the fiscal year ended on the January 31 immediately preceding each vesting date, 25% of the options vest and become exercisable on April 30, 2000 and an additional 25% become exercisable on each April 30, 2001, 2002 and 2003. Options that do not vest on a vesting date because the Company did not meet its performance target may vest on the next vesting date if the Company meets its performance target for the next succeeding year. Notwithstanding these vesting provisions, the Company is deemed to have attained the performance targets for each year after a Change of Control Event (as defined by the option agreement) occurs. Notwithstanding these vesting provisions, all options will vest on the ninth anniversary of the date of the grant if Mr. Tretter remains continuously employed by the Company through that date.

        Thomas R. Sandler.    The Company entered into an employment agreement with Mr. Sandler effective as of June 15, 2001 (the "Sandler Agreement") for a term beginning on February 1, 2001 and continuing for successive one-year periods ending on January 31, 2002 and January 31 of each year thereafter; provided that the term shall end on the last day of a contract year if the Company gives Mr. Sandler written notice of its intention not to extend the agreement not less than six months prior to the end of a contract year. The Sandler Agreement provides for an annual salary of $350,000. Mr. Sandler is also entitled to receive an incentive bonus of up to 75% of annual base salary ($265,500 at February 1, 2002) if the Company attains certain annual performance goals and Mr. Sandler completes certain annual projects prescribed by the Board. The Sandler Agreement provides that the Board may increase the base salary payable to Mr. Sandler. The Sandler Agreement provides for participation of Mr. Sandler in all Company pension, welfare, savings, and other benefit and insurance plans on the same basis as other Company executive officers in the United States. The Sandler Agreement provides that if the Company terminates Mr. Sandler's employment without Cause, or if Mr. Sandler terminates his employment for Good Reason (each as defined in the Sandler Agreement), then (1) the Company will be required to pay Mr. Sandler a sum equal to eighteen months of base salary; provided that in the event the Company has provided a timely notice of non-renewal, the amount of base salary paid between the date of the notice and the date of termination will be subtracted from the eighteen months of base salary and (2) until Mr. Sandler becomes eligible for coverage under another employer's benefit plans, the Company will allow Mr. Sandler to continue to participate, for the number of months remaining in the term of the Sandler Agreement, in all Company medical and welfare benefit plans, provided such participation is permissible under the general terms and provisions of those plans. Mr. Sandler is eligible to receive the incentive bonus for any contract year only if he is employed through the end of the year. The Sandler Agreement provides that during Mr. Sandler's employment with the Company and for a period of one year thereafter, Mr. Sandler will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses then engaged in by the Company in any of the geographic areas in which such businesses have been conducted by the Company during the last twelve months of his employment.

        On October 29, 1996, Mr. Sandler was granted options under the Company's 1995 Plan to purchase 14,132 shares of the Company's Common Stock at a price of $10.00 per share (as adjusted for the 1998 recapitalization). The options have a six-year term. One third of the options vest and become exercisable beginning on January 31, 1997 and an additional one-third vest and become exercisable on January 31, 1998 and January 31, 1999. Under the agreement, if a Change in Control Event (as defined in the agreement) occurs, the options vest and become exercisable on the one-year anniversary of the Change in Control Event, provided that Mr. Sandler remains employed through such date. In addition, if Mr. Sandler's employment is terminated by the Company without Cause or by Mr. Sandler for Good Reason (each as defined in the agreement), all unvested options vest and become exercisable. On July 15, 1998, pursuant to the terms of the 1999 Plan, Mr. Sandler was awarded options to purchase 20,000 shares of the Company's common stock at a price of $9.375 per share, the market value at the date of grant. The options, which were granted out of shares reserved for the Company's 1995 Plan, have a ten year term. 20% of the options vest and become exercisable on the date of grant and an additional 20% vest and become exercisable on the first, second, third and fourth anniversaries of the date of grant. The options granted on July 15, 1998 vest and become fully exercisable upon a Change in Control, as defined in the option agreement. On March 24, 1999, Mr. Sandler was awarded options to purchase 20,000 shares of our common stock at a price of $5.00 per share, the market value at the date of grant. The options, which were granted out of shares reserved for our 1995 Plan, have a ten-year term. 20% of the options vest and become exercisable on April 30, 2000 and an additional 20% vest and become exercisable on each April 30, 2001, 2002, 2003, and 2004. Under this agreement, if a Change of Control Event (as defined in the agreement) occurs, and Mr. Sandler's employment with the Company is terminated within one year from the Change of Control for any reason other than cause, then all options granted under this or any prior option agreement, which could pursuant to the terms of such options could vest at the time of a Change of Control termination, will automatically vest. On February 8, 2000, Mr. Sandler was awarded options to purchase 10,000 shares of our common stock at a price of $5.75 per share, the market value at the date of grant. The options, which were granted out of shares reserved for our 1995 Plan, have a ten-year term. 20% of the options vest and were exercisable on April 30, 2001 and an additional 20% vest and become exercisable on each April 30, 2002, 2003, 2004 and 2005. Under this agreement, if a Change of Control Event (as defined in the agreement) occurs, and Mr. Sandler's employment with the Company is terminated within one year from the Change of Control for any reason other than cause, then all options granted under this or any prior option agreement, which could pursuant to the terms of such options could vest at the time of a Change of Control termination, will automatically vest.

        On November 12, 1999, pursuant to the 1995 Plan, Mr. Sandler was awarded options to purchase 105,000 shares of common stock at a price of $6.00 per share, the market value at the date of grant. The options have a ten-year term. Subject to meeting certain performance targets measured by the Company's Adjusted EBITDA (as defined by the option agreement) for the fiscal year ended on the January 31 immediately preceding each vesting date, 25% of the options vest and become exercisable on April 30, 2000 and an additional 25% become exercisable on each April 30, 2001, 2002 and 2003. Options that do not vest on a vesting date because the Company did not meet its performance target may vest on the next vesting date if the Company meets its performance target for the next succeeding year. Notwithstanding these vesting provisions, the Company is deemed to have attained the performance targets for each year after a Change of Control Event (as defined by the option agreement) occurs. Notwithstanding these vesting provisions, all options will vest on the ninth anniversary of the date of the grant if Mr. Sandler remains continuously employed by the Company through that date.

        Effective as of May 15, 1996, the Company entered into an agreement with Mr. Sandler (the "Sandler Share Bonus Agreement") that provides for a stock bonus of 38,889 shares of common stock (the "Bonus Shares"). The Bonus Shares vest and are payable if Mr. Sandler remains continually employed by the Company through the earlier of the third anniversary of the date of the Sandler Share Bonus Agreement and the first anniversary of a Change of Control Event (as defined in the Sandler Share Bonus Agreement); provided that if Mr. Sandler's employment is terminated prior to such date (i) by reason of death, (ii) by the Company other than for Cause or Disability, (each as defined in the Sandler Share Bonus Agreement), or (iii) by the executive for Good Reason, (as defined in the Sandler Share Bonus Agreement), then notwithstanding such termination of employment, such Bonus Shares shall be payable not later than 30 days following such termination. The Sandler Share Bonus Agreement also provides that if a Change of Control Event (as defined in the Sandler Share Bonus Agreement) occurs, all options to purchase common stock granted to Mr. Sandler prior to May 15, 1996 vest and become exercisable on the first anniversary of the date on which such event occurs (to the extent such options shall not have otherwise vested as of such first anniversary date), so long as Mr. Sandler remains continually employed by the Company through such first anniversary date. In connection with the completion of the 1998 recapitalization, the Sandler Share Bonus Agreement awarding the Bonus Shares was amended to permit the tender of the Bonus Shares to the Company. As a result, the Company purchased for $40.00 per share 20,026 of the Bonus Shares from Mr. Sandler, representing the same percentage of shares accepted in the 1998 recapitalization from other stockholders. The remainder of the Bonus Shares vested May 15, 1999.

        Richard H. Wiley.    The Company entered into an employment agreement with Mr. Wiley effective as of February 1, 2001 (the "Wiley Agreement") for successive one-year periods ending on January 31, 2002 and for each year thereafter; provided that the term shall end on the last day of a contract year if the Company gives Mr. Wiley written notice of its intention not to extend the agreement not less than six months from the end of a contract year. The Wiley Agreement provides for an annual base salary of $300,000. The Wiley Agreement provides that the Board may increase the base salary payable to Mr. Wiley. Mr. Wiley is also entitled to receive an incentive bonus of up to 75% of annual base salary ($225,000 at February 1, 2002) if the Company attains certain annual performance goals and Mr. Wiley completes certain annual projects prescribed by the Board. The Wiley Agreement provides for participation of Mr. Wiley in all Company pension, welfare, savings, and other benefit and insurance plans on the same basis as other executive officers of the Company in the United States. The Wiley Agreement provides that if the Company terminates Mr. Wiley's employment without Cause, or if Mr. Wiley terminates his employment for Good Reason (each as defined in the Wiley Agreement), then (1) the Company will be required to pay Mr. Wiley a sum equal to eighteen months of base salary; provided that in the event the Company has provided a timely notice of non-renewal, the amount of base salary paid between the date of the notice and the date of termination will be subtracted from the eighteen months of base salary and (2) until Mr. Wiley becomes eligible for coverage under another employer's benefit plans, the Company will allow Mr. Wiley to continue to participate, for the number of months remaining in the term of the Wiley Agreement, in all Company health and welfare benefit plans, provided such participation is permissible under the general terms and provisions of those plans. Mr. Wiley is eligible to receive the incentive bonus for any contract year only if he is employed through the end of the year. The Wiley Agreement provides that during Mr. Wiley's employment with the Company and for a period of one year thereafter, Mr. Wiley will not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity which is competitive with any of the businesses then engaged in by the Company in any of the geographic areas in which such businesses have been conducted by the Company during the last twelve months of his employment.

        On October 29, 1996, Mr. Wiley was granted options under the Company's 1995 Plan to purchase 7,029 shares of the Company's common stock at a price of $10.00 per share (as adjusted for the 1998 recapitalization). The options have a ten-year term. 20% of the options vested and became exercisable on the first anniversary of the date of the grant and an additional 20% vest and become exercisable on the second, third, fourth and fifth anniversaries of the date of grant. The options granted on October 29, 1996 vest and become exercisable upon a Change of Control, as defined in the option agreement. On February 1, 1997, Mr. Wiley was granted options under the Company's 1995 Plan to purchase 5,732 shares of the Company's common stock at a price of $10.00 per share (as adjusted for the 1998 recapitalization). The options have a ten-year term. 20% of the options vest and became exercisable on the first anniversary of the date of the grant and an additional 20% vest and become exercisable on the second, third, fourth and fifth anniversaries of the date of grant. The options granted on February 1, 1997 vest and become exercisable upon a Change of Control, as defined in the option agreement. On July 15, 1998, pursuant to the terms of the 1999 Plan, Mr. Wiley was awarded options to purchase 15,000 shares of the Company's common stock at a price of $9.375 per share, the market value at the date of grant. The options, which were granted out of shares reserved for the Company's 1995 Plan, have a ten-year term. 20% of the options vested and became exercisable on the date of grant and an additional 20% vest and become exercisable on the first, second, third and fourth anniversaries of the date of grant. The options granted on July 15, 1998 vest and become exercisable upon a Change in Control, as defined in the option agreement. On March 24, 1999, Mr. Wiley was awarded options to purchase 25,000 shares of our common stock at a price of $5.00 per share, the market value at the date of grant. The options, which were granted out of shares reserved for our 1995 Plan, have a ten-year term. 20% of the options vest and become exercisable on April 30, 2000 and an additional 20% vest and become exercisable on each April 30, 2001, 2002, 2003, and 2004. Under this agreement, if a Change of Control Event (as defined in the agreement) occurs, and Mr. Wiley's employment with the Company is terminated within one year from the Change of Control for any reason other than cause, then all options granted under this or any prior option agreement, which could pursuant to the terms of such options could vest at the time of a Change of Control termination, will automatically vest. On February 8, 2000, Mr. Wiley was awarded options to purchase 10,000 shares of our common stock at a price of $5.75 per share, the market value at the date of grant. The options, which were granted out of shares reserved for our 1995 Plan, have a ten-year term. 20% of the options became exercisable on April 30, 2001 and an additional 20% vest and become exercisable on each April 30, 2002, 2003, 2004 and 2005. Under this agreement, if a Change of Control Event (as defined in the agreement) occurs, and Mr. Wiley's employment with the Company is terminated within one year from the Change of Control for any reason other than cause, then all options granted under this or any prior option agreement, which could pursuant to the terms of such options could vest at the time of a Change of Control termination, will automatically vest.

        On November 12, 1999, pursuant to the 1995 Plan, Mr. Wiley was awarded options to purchase 105,000 shares of common stock at a price of $6.00 per share, the market value at the date of grant. The options have a ten-year term. Subject to meeting certain performance targets measured by the Company's Adjusted EBITDA (as defined by the option agreement) for the fiscal year ended on the January 31 immediately preceding each vesting date, 25% of the options vest and become exercisable on April 30, 2000 and an additional 25% become exercisable on each April 30, 2001, 2002 and 2003. Options that do not vest on a vesting date because the Company did not meet its performance target may vest on the next vesting date if the Company meets its performance target for the next succeeding year. Notwithstanding these vesting provisions, the Company is deemed to have attained the performance targets for each year after a Change of Control Event (as defined by the option agreement) occurs. Notwithstanding these vesting provisions, all options will vest on the ninth anniversary of the date of the grant if Mr. Wiley remains continuously employed by the Company through that date.

1995 Stock Option and Incentive Award Plan (the "1995 Plan")

        The Company has reserved 2,550,000 shares for issuance under the 1995 Plan. The 1995 Plan provides for the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards or other forms of awards consistent with the purposes of the plan. Incentive stock options must be issued at exercise prices no less than the fair market value of the common stock at the date of the grant. Nonqualified options may be granted at exercise prices at or below the market value, but not at less than 50% of the market value of the common stock at the date of the grant. Options granted under the 1995 Plan will vest over a period of not more than ten years as determined by the Compensation Committee.

        At January 31, 2002, options for 1,686,610 shares were outstanding to various executive officers and other employees out of shares reserved for the 1995 Plan at option exercise prices ranging from $2.50 to $10.00 per share. As a result of the 1998 recapitalization in fiscal 1999 whereby the Company purchased 10,500,000 shares of Common Stock, the Company determined to allow holders of options to accept a $12.50 reduction of the option exercise prices or to voluntarily surrender such options to the Company and in exchange receive new options to purchase a reduced number of shares of common stock (which reflects the number of shares outstanding after the 1998 recapitalization) at exercise prices equal to the post Recapitalization trading price, with the same proportional vesting schedule as the options surrendered.

FY 1999 Stock Option and Incentive Award Plan (the "1999 Plan")

        The Company has reserved 750,000 shares for issuance under the 1999 Plan. The 1999 Plan provides for the issuance of a variety of awards, including tax qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The 1999 Plan is administered by the Compensation Committee which has full authority to determine, among other things, the persons to whom awards under the 1999 Plan will be made, the number of shares of common stock subject to the awards, and the specific terms and conditions applicable to awards. Stock options granted under the 1999 Plan will have an exercise period of not more than ten years. At January 31, 2002, options for 483,400 shares were outstanding to various executive officers and other employees out of shares reserved for the 1999 Plan at option prices ranging from $2.62 to $5.75 per share.

Compensation Committee Interlocks and Insider Participation

        No current or former officer of the Company served as a member of the Compensation Committee.

PERFORMANCE GRAPH

        The performance graph below compares the cumulative total return to stockholders from January 31, 1997 through January 31, 2002, for a holder of common stock against the cumulative total return of the Standard & Poor's Midcap 400 Index ("S&P Midcap 400") and a group of peer companies over the same period. However, in reviewing this graph, stockholders should keep in mind the possible affect that the limited trading in the common stock may have on the price of such stock and the fact that, in the Company's judgment, there are no directly comparable companies which are publicly traded. The stock price performance depicted in the performance graph is not necessarily indicative of future stock price performance.

        The performance graph assumes $100 was invested on January 31,1997 and is based on closing price for the Common Stock of $39.50 per share on January 31, 1997 and closing prices for the S&P Midcap 400 and the common stock of the members of the industry peer group on January 31, 1997. The cumulative total stockholder return is based on share price appreciation plus dividends. The performance index for Samsonite at January 31, 1999 includes the return to an investor for the 1998 recapitalization transaction completed in fiscal 1999. The performance data is presented in the graph and in the table which follows the graph.

	January 31, 1997	January 31, 1998	January 31, 1999	January 31, 2000	January 31, 2001	January 31, 2002
Samsonite	$100	$81	$61	$52	$27	$9
S&P Midcap 400	$100	$126	$147	$170	$211	$202
Peer Group	$100	$125	$122	$137	$138	$157

        During the year ended January 31, 2002, the peer group consists of the following publicly-held branded consumer durables manufacturers: Fortune Brands, Inc., Brunswick Corporation, The Black & Decker Corporation, Home Products International, Inc., Newell Rubbermaid Inc., and Salton Inc. Certain Peer Group companies presented in prior years have been replaced with a new Peer Group companies due to changes in the ownership and capital structure of the Peer Group companies presented previously.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information about persons known to the Company to be the beneficial owner of more that 5% of the Common Stock, and as to the beneficial ownership of the Common Stock by each of the Company's directors and executive officers and all of the Company's directors and executive officers as a group, as of April 30, 2002. Except as otherwise indicated, to the knowledge of the Company, the persons identified below have sole voting and sole investment power with respect to shares they own of record.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent
Apollo Investment Fund, L.P. c/o Apollo Advisors, L.P. 2 Manhattan Road Purchase, New York 10577	5,945,901	(a)	29.93%
Artemis America Partnership c/o RL&F Service Corporation Rodney Square P.O. Box 551 Wilmington, DE 19899	5,945,189	(b)	29.93%
CIBC Oppenheimer Corp. 425 Lexington Avenue New York, NY 10017	724,830	(c)	3.52%
Mark H. Rachesky MHR Fund Management 40 West 57th Street, 33rd Floor New York, New York 10019	61,261		*
Luc Van Nevel c/o Samsonite Europe N.V. Westerring 17 B-9700 Oudenaarde, Belgium	126,833	(d)	*
Thomas R. Sandler c/o Samsonite Corporation 11200 East 45th Avenue Denver, Colorado 80239	101,545	(e)	*
Karlheinz Tretter c/o Samsonite Europe N.V. Westerring 17 B-9700 Oudenaarde, Belgium	98,874	(f)	*

Richard H. Wiley c/o Samsonite Corporation 11200 East 45th Avenue Denver, Colorado 80239	70,011	(g)	*
Marc Matton c/o Samsonite Europe N.V. Westerring 17 B-9700 Oudenaarde, Belgium	35,757	(h)	*
Giuseppe Fremder Via S. Andrea 2 20121 Milan, Italy	55,565	(i)	*
L. C. Ross c/o Samsonite Corporation 11200 East 45th Avenue Denver, Colorado 80239	2,700	(j)	*
Bernard Attal Heights Enterprises LLC 545 Fifth Avenue, Suite 1108 New York, NY 10017	1,628		*
Leon D. Black 1301 Avenue of the Americas, 38th Floor New York, NY 10019	29,586	(k)	*
Robert H. Falk National Financial Partners 787 Seventh Avenue, 49th Floor New York, NY 10019	34,925	(k)	*
Robert L. Rosen National Financial Partners 787 Seventh Avenue, 49th Floor New York, NY 10019	29,586		*
Marc J. Rowan 1301 Avenue of the Americas, 38th Floor New York, NY 10019	29,586	(k)	*
Stephen J. Solarz APCO Worldwide 1615 L Street, N.W., Suite 900 Washington, DC 20036	65		*

Johan Tack Nevelse Warande 8 B 9830 Sint-Martens-Latem, Belgium	23,000		*
All Directors and Executive Officers as a group (15 persons)	700,922	(l)	3.46%

*Less than 1.0%

(a)
The number of shares indicated does not include 5,945,189 shares held by Artemis which are subject to a Stockholders' Agreement and as to which beneficial ownership is disclaimed. See also (l) below.
(b)
The number of shares indicated does not include 5,945,901 shares held by Apollo which are subject to a Stockholders' Agreement and as to which beneficial ownership is disclaimed. See also (l) below.
(c)
Represents warrants to acquire common stock issued to purchasers of units consisting of 13% Senior Redeemable Exchangeable Preferred Stock and Warrants to purchase Common Stock, which units were issued on June 24, 1998.
(d)
Includes options to purchase 104,000 shares of common stock exercisable as of April 30, 2002.
(e)
Includes options to purchase 72,382 shares of common stock exercisable as of April 30, 2002.
(f)
Includes options to purchase 86,909 shares of common stock exercisable as of April 30, 2002.
(g)
Represents options to purchase 70,011 shares of common stock exercisable as of April 30, 2002.
(h)
Represents options to purchase 35,757 shares of common stock exercisable as of April 30, 2002.
(i)
Includes options to purchase 29,595 shares of common stock exercisable as of April 30, 2002.
(j)
Represents options to purchase 2,700 shares of common stock exercisable as of April 30, 2002.
(k)
Does not include shares held by Apollo. Each of Messrs. Falk and Rowan, directors of the Company, together with Mr. Black, a director of the Company, who is also a director of Apollo Capital Management, Inc., the general partner of Apollo Advisors, L.P., disclaims beneficial ownership of the securities held by Apollo.
(l)
Excludes shares listed above for Apollo and Artemis. If such shares were included, the aggregate number of shares beneficially owned by all directors and executive officers as a group would be 12,592,012, representing 62.13% of the outstanding Common Shares; however, Apollo and Artemis have entered into a Stockholders' Agreement whereby to the extent their aggregate beneficial ownership exceeds 34%, they have agreed to vote shares representing ownership in excess of 34% in proportion to the votes of other stockholders.

OTHER MATTERS

        The Board knows of no other business which will be presented at the Meeting. If other matters properly come before the Meeting, the persons named as proxy holders will vote on them in accordance with their best judgment.

        The costs of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers or agents of the Company may solicit proxies by telephone, the Internet, facsimile or in person. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons and may verify the accuracy of marked proxies by contacting record and beneficial owners of the Common Stock. The Company will reimburse such persons for their reasonable expenses incurred in forwarding such soliciting materials.

P R O X Y

        SAMSONITE CORPORATION
11200 East 45th Avenue, Denver, Colorado 80239
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on
June 18, 2002

The undersigned shareholder hereby appoints Douglas W. Sundby and Richard H. Wiley and each of them, proxies, with the powers the undersigned would possess if personally present and with full power of substitution, to vote all common shares of the undersigned in Samsonite Corporation at the annual meeting of stockholders to be held at the Hilton Garden Inn—Denver Airport, 16475 East 40th Circle, Aurora, Colorado, at 10:00 A.M. local time, on June 18, 2002, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. IF NO DIRECTIONS ARE GIVEN, THE EXECUTED PROXIES WILL VOTE FOR PROPOSALS 1 AND 2. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY REVOKES THE AUTHORITY GIVEN WITH RESPECT TO ANY EARLIER DATED PROXY SUBMITTED BY THE UNDERSIGNED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

(Front Side)

☒        Please mark votes as in this example

The Board of Directors recommends a vote FOR Proposals 1 and 2

1.	Election of Directors	Nominees:	(01) Robert L. Rosen (02) Marc J. Rowan (03) Stephen J. Solarz	FOR ☐	WITHHOLD ☐
☐ _____________________________________________ For all nominees except as noted above.
2.	Approval to ratify and approve the appointment of KPMG LLP as independent auditors of the Company and its subsidiaries for the Company's fiscal year ending January 31, 2003.		FOR ☐	AGAINST ☐	ABSTAIN ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If shares are registered in the names of joint tenants or trustees, each tenant or trustee should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.
Signature	Date	Signature	Date

(Back Side)